Registration No. 333-201288

As filed with the Securities and Exchange Commission on March 20 , 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-1

Amendment No.          2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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TODEX CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization) 37-1765902 IRS Employer Identification Number 7372 Primary Standard Industrial Classification Code Number

1810 E Sahara Ave, Office 219

Las Vegas, NV 89104

Tel. (702) 997-2502

Email: todexcorp@yandex.com

 (Address and telephone number of principal executive offices)

Corporation Service Company

2215-B Renaissance Drive

Las Vegas, NV 89119

(702) 740-4244

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨   Accelerated filer ¨    Non-accelerated filer   ¨    Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	5,000,000	$0.01	$50,000	$6.82

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

TODEX CORP.

5,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of TODEX CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.01 per share. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vladislav Ermolovich, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ermolovich will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 25% shares are sold	If 50% shares are sold	If 60% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$12,500	$25,000	$30,000	$37,500	$50,000
Offering expenses	$8,000	$8,000	$8,000	$8,000	$8,000
Net proceeds	$4,500	$17,000	$22,000	$29,500	$42,000

Todex Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" ON PAGES 6 THROUGH 13 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	21
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	30
INDEMNIFICATION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	31
EXPERTS	32
AVAILABLE INFORMATION	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	32

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “TODEX CORP.” REFERS TO TODEX CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

TODEX CORP.

We are a development stage company and we plan to organize a software development business. We intend to develop special software for the car dealership business sector. Our software will help to car dealerships in their business activity by creating a platform for analyzing and controlling and tracking inventory levels, orders, sales, deliveries, record and processing sales and accounting transactions. Our business is on the development stage level and we have no developed product, minimal revenues and identified just one customer. Todex Corp. was incorporated in Nevada on September 18, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). We expect our operations to begin to generate sufficient revenues during months 8-12 after completion of this offering. However, there is no assurance that we will generate sufficient  revenue in the first 12 months after completion our offering or ever generate sufficient  revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104. Our phone number is (702) 997-2502.

From inception (September 18, 2014) until the date of this filing, we have had limited operating activities. Our financial statements from inception (September 18, 2014) through February 28, 2015 , dicslose $2,000 of deferred revenue and a net loss of $ 6,316 .. Our independent registered public accounting firm has issued an audit opinion for Todex Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan and are looking for the potential clients. As o f today, we have signed the Software Development Agreement, dated February 12, 2015 with Batona Motors, a car dealer to devlop software for them . As a result of this agreement, we have generated recorded $2,000 as deferred revenue.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $30,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	TODEX CORP.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$50,000
Securities Issued and Outstanding:

There are 6,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Vladislav Ermolovich.

If we are successful at selling all the shares in this offering, we will have 11,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $50,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our un audited financial statements for the period from September 18, 2014 (Inception) to February 28, 2015 :

Financial Summary	February 28, 2015 ($) ( Una udited)
Cash	5,040
Total Assets	5,370
Total Liabilities	5,686
Total Stockholder’s Deficit	316

Statement of Operations	Accumulated From September 18, 2014 (Inception) to February 28, 2015 ($) ( Una udited)
Total Expenses	6,316
Net Loss for the Period	(6,316)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise and could increase cost of such capital should we be able to obtain debt financing. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Todex Corp. is suitable.

IF WE FAIL TO DEVELOP FUTURE CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

Our growth depends to a significant degree upon our ability to develop future customer relationships with car dealers to whom we plan to sell our software. We cannot guarantee that future customers will be found, that any such relationships will be successful or that we will obtain new clients or that business will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

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WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues from selling our software to the car dealership business sector to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SIGNIFICANT REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the software development business. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of February 28, 2015 , we had cash in the amount of $ 5,040 and liabilities of $ 5,686 .. As of this date, we have recorded $2,000 of deferred revenue and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve significant revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Vladislav Ermolovich, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Ermolovich has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 18, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations and have executed just one Agreement with a car dealer that agreed to buy our software. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses with realizing minimal revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any sufficient operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR SOFTWARE DEVELOPMENT COMPANY CORRELATED WITH THE CAR DEALERSHIP BUSINESS WHICH IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS. GENERAL ECONOMIC SLOWDOWN OR RECESSION COULD ADVERSELY IMPACT OUR BUSINESS.

We totally depend on car dealership industry that is subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the car dealership business, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of future slowdowns and we cannot assure that our business will not be materially adversely affected by them.

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SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration in the software development market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance and have fewer customers in the car dealership business sector.

WE HAVE JUST ONE CUSTOMER AND WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN NEW CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have identified only one customers which is a car dealer and agreed to by our software and we cannot guarantee that we will be able to attract future customers in the car dealership business sector. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services in the software development known to potential customers in the car dealership business sector. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may offer the same service of software development in in the car dealership business at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Ermolovich, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Ermolovich may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

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WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Vladislav Ermolovich for all of our operations. The loss of Mr. Ermolovich would have a substantial negative effect on our company and may cause our business to fail. Mr. Ermolovich has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel in the software development and car dealership business, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Ermolovich’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Vladislav Ermolovich, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vladislav Ermolovich, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. ERMOLOVICH DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Ermolovich does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on September 18, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $50,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Todex Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Vladislav Ermolovich, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Ermolovich’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

IF WE SELL ONLY 25% OF THE MAXIMUM OFFERING AMOUNT, WE WILL NOT ABLE TO PAY THE ESTIMATED SEC REPORTING AND COMPLIANCE EXPENSES. THEREFORE, WE WILL NOT BE ELIGIBLE FOR QUOTATION.

If we sell only 25% of the maximum offering amount, we will not able to pay the estimated SEC reporting and compliance expenses, after paying for the cost of the offering. To be eligible for quotation, issuers must remain current in their filings with the SEC. If we are unable to find additional financing in this scenario, we will not able to pay the expenses associated with our reporting obligations and we will not be able to apply for quotation on the OTC Bulletin Board. As a result, it may be difficult for investors to resell any shares purchased in the offering, if at all.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.  If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 11,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 60%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 60% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	12,500	25,000	30,000	37,500	50,000
Offering expenses	8,000	8,000	8,000	8,000	8,000
Net proceeds	4,500	17,000	22,000	29,500	42,000
SEC reporting and compliance	4,500	10,000	10,000	10,000	10,000
Office Leasing	-	4,000	4,000	4,000	4,000
Offise Establishment	-	1,500	1,500	2,000	2,500
Equipment and Software	-	1,500	1,500	2,000	3,000
Website Development	-	-	2,000	2,500	3,000
Marketing and Advertaisment	-	-	3,000	4,000	9,500
Salary to Salesperson	-	-	-	5,000	10,000

If we sell only 25% of the maximum offering amount, we will not able to pay the estimated SEC reporting and compliance expenses, after paying for the cost of the offering. To be eligible for quotation, issuers must remain current in their filings with the SEC. If we are unable to find additional financing in this scenario, we will not able to pay the expenses associated with our reporting obligations and we will not be able to apply for quotation on the OTC Bulletin Board. As a result, it may be difficult for investors to resell any shares purchased in the offering, if at all.

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The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Vladislav Ermolovich, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Ermolovich’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Ermolovich will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ermolovich. Mr. Ermolovich will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of February 28, 2015 was negative $ 316 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 28, 2015 ..

The following table sets forth as of February 28, 2015 , the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 60%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

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Percent of Shares Sold from Maximum Offering Available	25%	50%	60%	75%	100%
Offering price per share	0.01	0.01	0.01	0.01	0.01
Post offering net tangible book value	4,184	16,684	21,684	29,184	41,684
Post offering net tangible book value per share	0.0005	0.002	0.0024	0.003	0.0038
Pre-offering net tangible book value per share	0	0	0	0	0
Increase (Decrease) in net tangible book value per share after offering	0.0005	0.002	0.0024	0.003	0.0038
Dilution per share	0.0095	0.008	0.0076	0.007	0.0062
% dilution	95%	80%	76%	70%	62%
Capital contribution by purchasers of shares	4,500	17,000	22,000	29,500	42,000
Capital Contribution by existing stockholders	6,000	6,000	6,000	6,000	6,000
Percentage capital contributions by purchasers of shares	42.86%	73.91%	78.57%	83.10%	87.50%
Percentage capital contributions by existing stockholders	57.14%	26.09%	21.43%	16.90%	12.50%
Gross offering proceeds	12,500	25,000	30,000	37,500	50,000
Anticipated net offering proceeds	4,500	17,000	22,000	29,500	42,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,000,000	3,750,000	5,000,000
Total shares issued and outstanding	7,250,000	8,500,000	9,000,000	9,750,000	11,000,000
Purchasers of shares percentage of ownership after offering	17,24%	29.41%	33.33%	38.46%	45.45%
Existing stockholders percentage of ownership after offering	82,76%	70.59%	66.67%	61.54%	54.55%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As o f today, we have signed a Software Development Agreement, dated February 12, 2015 with Batona Motors, a car dealer to provide them with software . As a result of this agreement, we have recorded $2,000 in deferred revenue .. Our cash balance is $ 5,040 as of February 28, 2015 .. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Vladislav Ermolovich, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of February 28, 2015 , Mr. Ermolovich has advanced to us $ 3,686 .. Mr. Ermolovich, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104. Our phone number is (702) 997-2502.

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We are a development stage company and have recorded just $2,000 in deferred revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find new customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $50,000 from this offering,  we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on September 18, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated minimal revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

Our business consists of software development for the car dealership business sector. We plan to develop software that helps car dealerships in their business activity by creating a platform for analyzing and controlling and tracking inventory levels, orders, sales, deliveries, record and processing sales and accounting transactions. The users will create a work (or business processes) order, bill of materials and other distribution-related documents. It will help to avoid product overstock and outages as well. Companies (the users) will control and check their products sales, analyze their distribution productivity and make a business decisions and effectively to manage the inventory in the future.. We plan to sell software to our potential clients world-wide. We have recorded just $2,000 in deferred revenue and have only recently started our operations ..

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We will spend money on research and development when our business plan is complete in order to develop our software. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

Office Leasing

Time Frame: 1st- 12th months.

Costs: $4,000.

We are leasing the office at 1810 E Sahara Ave, Office 219, Sahara Business Center Las Vegas, NV since November 10, 2014. Our yearly leasing fees are approximately $4,000.

Office Establishment

Time Frame: 1st- 3rd months.

Costs: $1,500-2,500.

We lease an office in Las Vegas, Nevada and require the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies and furniture. We believe that it will cost at least $1,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $2,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $2,500.

Equipment and Software

Time Frame: 4rd-5th months.

Costs: $1,500-$4,000.

We intend to purchase the professional equipment and software for software development. We plan to buy PCs for our daily operations. We are going to buy minimum two PCs with advanced features. One PC should support Windows OS and one should support Mac OS or both integrated systems in a single PC.  We are going to buy professional software for programming our software for car dealers as described below. We plan to buy advanced licenses for multiple workstations in order to support business growth and development. We need professional development tools for ASP.NET programming language as Macromedia HomeSite (Adobe Systems), Eclipse Java development tools (JDT) and Eclipse C++. Also we need Microsoft development tools software and mobile application iOS SDK and Android SDK software. We are going to buy Antivirus Software to protect our data.  Our director will be responsible for programming. We intend to spend $1,500 minimum for the equipment and software and in case we sell 50% and 60% of the shares. If we sell 75% and all of the shares we will buy better equipment and software. It will cost about $3,000 and $4,000 accordingly.

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Website Development

Time Frame: 6rd-8th months.

Costs: $2,000-$3,000.

We plan to develop our website using the “Joomla” website construction software utilizing basic templates. Our president Mr. Ermolovich will be responsible for content design of the website. If we sell 60% of the shares, we will register the web domain name and begin the website development. In case we sell 75% and 100% of the shares we will hire a web-studio company for web-site development. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We do not have any written agreements with any web-studio at current time. The developing costs to utilize a web-studio company are estimated to be between $2,500 and $3,000.

Marketing and Advertisement

Time Frame: 6th-12th months.

Costs: $2,000-$12,500

Our president Vladislav Ermolovich will be responsible for our marketing campaign. We plan to use different marketing strategies in our marketing campaign, such as Internet, specialized magazines and presentations. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, and phone calls to acquire potential customers. We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our company around the world with using “Google Adwords” and “Yahoo Ad Manager” technologies. We also will advertise our service in worldwide social networks such as “Facebook” and others.

Salary to Salesperson

Time Frame: 6th-12th month.

Cost: $5,000-$10,000

In case we sell 50% and 60% of the shares we plan to sell our software to our potential clients without any help. Our sole officer and President Mr. Ermolovich will be responsible for sales. He will use his own experience and skills in the business and sales. In case we sell 75% of the shares we are going to hire a salesperson that will be responsible for finding new clients for our company. If we sell 100% of the shares we plan to hire additional salesperson.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 60% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees	Fees
Gross proceeds	12,500	25,000	30,000	37,500	50,000
Offering expenses	8,000	8,000	8,000	8,000	8,000
Net proceeds	4,500	17,000	22,000	29,500	42,000
SEC reporting and compliance	10,000	10,000	10,000	10,000	10,000
Office Leasing	4,000	4,000	4,000	4,000	4,000
Offise Establishment	-	1,500	1,500	2,000	2,500
Equipment and Software	-	1,500	1,500	2,000	3,000
Website Development	-	-	2,000	2,500	3,000
Marketing and Advertaisment	-	-	3,000	4,000	9,500
Salary to Salesperson	-	-	-	5,000	10,000

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have recorded just $2,000 in deferred revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on September 18, 2014 to February 28, 2015

During the period we incorporated the company and prepared a business plan. Our loss since inception is $ 6,316 .. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering. As o f today, we have signed a Software Development Agreement, dated February 12, 2015 with Batona Motors, a car dealer to provide them with software . As a result of this agreement, we have recorded $2,000 in deferred revenue ..

LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2015 , the Company had $ 5,040 cash and our liabilities were $ 5,686 , comprising $ 3,686 owed to Vladislav Ermolovich, our sole officer and director and $2,000 of deferred revenue .. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 6,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $6,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Vladislav Ermolovich, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Ermolovich has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Ermolovich’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $30,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on September 18, 2014. We plan to be in the business of software development. We are going to develop the software for car dealers around the world. We are start-up organization whose vision is to create the software for car dealers’ business operations. The software has been designed and created by our sole officer and President Vladislav Ermolovich who has been working in the car retail business for over 5 years gaining the experience needed to meet our designated customer base. The software will be useful for new and used car dealers that want to manage their business. We offer a special accounting system to control and analyze business operations.  We plan to develop software that helps car dealerships in their business activity by creating a platform for analyzing and controlling and tracking inventory levels, orders, sales, deliveries, record and processing sales and accounting transactions. The users will create a work (or business processes) order, bill of materials and other distribution-related documents. It will help to avoid product overstock and outages as well. Companies (the users) will control and check their products sales, analyze their distribution productivity and make a business decisions and effectively to manage the inventory in the future.

Our principal office address is located at 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104. Our telephone number is (702) 997-2502. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have recorded just $2,000 in deferred revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

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Product

We intend to offer our software that helps to our potential clients to solve their business solution in accounting, controlling and analyzing their business. There are many accounting software solutions available currently however they are not specialized for the car dealership business sector. The business specifics require a special approach to accounting system. For example car dealers need a large database of different car models with special characteristics specific to each vehicle. As o f today, we have signed the Software Development Agreement, dated February 12, 2015 with Batona Motors, a car dealer to provide them with software .

Our product will consist of;

An accounting system - that records and processes accounting transactions within functional modules such as accounts payable, accounts receivable, payroll, and trial balance.

Technical parameters database – the database where car dealers will put technical parameters of each car (weight, size, hp, engine size, max speed and etc.). The database will help to manager sort the cars list in any range he or she would like. Chose cars by one or more parameters.

Agreement and Contract templates – the set of agreements for car dealers will be standardized and in located in one place. They will be generated automatically when a manager want to print out an agreement for business transactions.

Account cards to analyze and track any known mechanical problems that exist in used cars. In this card a car dealer will put in all information about any known problems with used vehicles in the dealership inventory.

Marketing

We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its targe market. We want to develop an online presence by developing a website and placing the Company’s name and contact information with online directories. Establish relationships with software distributors within the targeted market. Our sole officer and director, Vladislav Ermolovich will be responsible for marketing of our product. The marketing and advertising will be targeted at car dealerships and independent dealers.

We believe that the key marketing strategy for our type of business is online marketing. We plan to advertise our company around the world with using Internet “Google Adwords” and “Yahoo Ad Manager” technologies.

We will also maintain a website that will contain information regarding the software, its features , advantages , contact information, and pricing information. Todex Corp. intends to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising (for people searching for software for car dealers in the targeted market) as well as advertisements on social networking websites.

Even if we are able to obtain sufficient number of customers to buy our software, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

We will rely heavily on our clients recommending our technology to others in our target market.

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Competition

There are the few barriers of entry in the business and level of competition is extremely high. There are many software developers in the world. We believe that most of them specialize outside of our target market. We intend to develop our software specifically for thecar distribution market. We intend to focus our forces on the specifiv needs related to our potential clients.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Vladislav Ermolovich, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104. We are leasing this office in Sahara Business Center since November 10, 2014. Our telephone number is (702) 997-2502.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Vladislav Ermolovich 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104	32	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Vladislav Ermolovich has acted as our President, Treasurer, Secretary and sole Director since we incorporated on September 18, 2014. Mr. Ermolovich owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Ermolovich was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Ermolovich graduated from Guildhall University (England), with a degree in Economics in 2005, and from London Metropolitan University (England), with a degree in International Economics and Investment in 2007. For the last 7 years Mr. Ermolovich has been managing his own business as a sole proprietorship “Vladislav Ermolovich” in used cars distribution in London, United Kingdom.   A s a sole proprietor , Mr. Ermolovich has been responsible for business administration, marketing and advertising, searching and communication with used cars sellers and buyers, financial controlling, sales analyzing and controlling , agreement negotiation s with potential customers and suppliers .. For the last 2 years Mr. Ermolovich has been managing his own project –software for cars dealers and distributors.

During the past ten years, Mr. Ermolovich has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Ermolovich was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Ermolovich’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Vladislav Ermolovich, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 18, 2014 until February 28, 2015 :

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Vladislav Ermolovich, President, Secretary and Treasurer	September 18, 2014 to February 28, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the Company and its Officer.

Mr. Ermolovich currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (September 18, 2014) to February 28, 2015 :

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Vladislav Ermolovich	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vladislav Ermolovich will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Ermolovich’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Ermolovich, directly or indirectly, from the Company.

On November 25, 2014, we issued a total of 6,000,000 shares of restricted common stock to Vladislav Ermolovich, our sole officer and director in consideration of $6,000. Further, Mr. Ermolovich has advanced funds to us. As of February 28, 2015 , Mr. Ermolovich has advanced to us $ 3,686 .. Mr. Ermolovich will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ermolovich. Mr. Ermolovich will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Ermolovich does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Ermolovich or the repayment of the funds to Mr. Ermolovich. The entire transaction was oral. We have a verbal agreement with Mr. Ermolovich that, if necessary, he will loan the company funds to complete the registration process.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) November 25, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Vladislav Ermolovich 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104	6,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 25, 2014, there were 6,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 6,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Mr. Ermolovich, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Ermolovich will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

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To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Todex Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  March 20 , 2015, there were 6,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Vladislav Ermolovich owns all 6,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

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OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Todex Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Scott D. Olson, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC.

Our financial statements from inception to November 30, 2014, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Todex Corp.

Las Vegas, Nevada

We have audited the accompanying balance sheets of Todex Corp. (a development stage company) as of November 30, 2014 and the related statement of operations, changes in stockholder’s equity and cash flows for the period from September 18, 2014 (Inception) to November 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Todex Corp. as of November 30, 2014 and the related statement of operations and cash flows for the period from September 18, 2014 (Inception) to November 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since Inception (September 18, 2014) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cutler & Co., LLC

Arvada, Colorado

December 18 2014

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
NOVEMBER 30, 2014
ASSETS
CURRENT ASSETS
Cash	$ 6,100
Deposit	330
Total Current Assets	6,430

TOTAL ASSETS	$ 6,430

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan payable – related party	$ 986
Total Current Liabilities	986

TOTAL LIABILITIES	986

Commitments and Contingencies

STOCKHOLDER’S EQUITY
Common stock, authorized 75,000,000; $0.001 par value;
6,000,000 shares issued and outstanding at November 30, 2014	6,000
Additional paid in capital	-
Deficit accumulated during the development stage	(556)
Total Stockholder’s Equity	5,444

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 6,430

The accompanying notes are an integral part of these audited financial statements.

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
From Inception (September 18, 2014) through November 30, 2014

REVENUES	$ -

Operating Expenses:
General and administrative expenses	556
Total Operating Expenses	(556)

Income Before Income Tax	(556)

Provision for Income Tax	-

Net Income for Period	$ (556)

Net income (loss) per share:
Basic and Diluted	$ (0.00)*
Weighted average number of shares outstanding: Basic and Diluted	486,486

 * denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these audited financial statements.

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY From Inception September 18, 2014 To November 30, 2014
	Common Shares		Additional Paid in Capital	Deficit Accumulated during the Development Stage	Total Shareholder’s Equity
	Number of Shares	Par Value ($0.001)
Balances, September 18, 2014 (Inception)	-	$ -	$ -	$ -	$ -

Common Shares issued for cash at $0.001 per share on November, 25, 2014	6,000,000	6,000	-	-	6,000

Net loss for the period	-	-	-	(556)	(556)

Balance, November 30, 2014	6,000,000	$ 6,000	$ -	$ (556)	$ 5,444

The accompanying notes are an integral part of these audited financial statements.

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS
From Inception (September 18, 2014) through November 30, 2014
Operating activities:
Net Loss	$ (556)
Adjustments to reconcile net loss to net cash used in operations	-
Changes in Operating Assets and Liabilities
Deposit	(330)
Net cash used in operating activities	(886)

Investing activities:	-
Net cash provided by (used in) investing activities	-

Financing activities:
Proceeds from sale of shares of common stock	6,000
Loan from related party	986
Net cash provided by financing activities	6,986

Net increase in cash	6,100

Cash, beginning of period	$ -

Cash, end of period	$ 6,100

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes	$ -

The accompanying notes are an integral part of these audited financial statements.

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TODEX CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 18, 2014 (INCEPTION) TO NOVEMBER 30, 2014

Note 1: Organization and Basis of Presentation

TODEX CORP. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 18, 2014 (“Inception”). Todex Corp. is a software development company which plans to work in the B2B market by developing accounting software for business management and operations. We are going to develop the software for car dealers around the world.  We intend to develop software for both PCs and mobile platforms.

Note 2: Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred a loss since Inception (September 18, 2014) resulting in an accumulated deficit of $556 as of November 30, 2014 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Note 3: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is November 30.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

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Note 3: Summary of Significant Accounting Policies (Cont.)

Development Stage Entity

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclosed activity since the date of its Inception (September 18, 2014) as a development stage company Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (September 18, 2014) have been considered as part of the Company’s development stage activities.  Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.   Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

FASB ASC 820-10 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This ASC also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable data by correlation or other means.

Level 3

Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of cash, deposits and loan from related party approximates their fair value due to their short-term maturity.

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Note 3: Summary of Significant Accounting Policies (Cont.)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company accounts for taxes in accordance with ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

No revenue was earned during the period from September 18, 2014 (Inception) to November 30, 2014

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from September 18, 2014 (Inception) to November 30, 2014.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718.  ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50.  The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model. No stock based compensation was issued or outstanding during the period from September 18, 2014 (Inception) to November 30, 2014.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as Capital investments.  Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. Our comprehensive loss was identical to our net loss for the period from September 18, 2014 (Inception) to November 30, 2014.

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Note 3: Summary of Significant Accounting Policies (Cont.)

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company had no potentially dilutive debt or equity instruments issued and outstanding during the period from September 18, 2014 (Inception) to November 30, 2014, and therefore, basic and diluted earnings (loss) per share are equal.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

Note 4: Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On November 25, 2014 the Company issued 6,000,000 shares at $0.001 per share to our Director and President for total proceeds of $6,000.

As of November 30, 2014, the Company had 6,000,000 shares issued and outstanding.

Note 5: Income Taxes

As of November 30, 2014 the Company had net operating loss carry forwards of $556 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

November 30, 2014
Federal income tax benefit attributable to:
Current Operations	$ 189
Less: valuation allowance	(189)
Net provision for Federal income taxes	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

November 30, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$ 189
Less: valuation allowance	(189)
Net deferred tax asset	$ -

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Note 5: Income Taxes (Cont.)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $189 for Federal income tax reporting purposes are subject to annual limitations should a change in ownership occur.

Note 6: Related Party Transactions

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

On September 18, 2014, the Director and President of the Company, made the initial deposit to the Company bank account in the amount $986 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Commitments and Contingencies

Contractual

The Company has leased office space in Las Vegas Nevada for use as its Corporate Headquarters. The term of the lease is month to month, so there is no related material commitment or contingency related to this agreement.

Litigation

We were not subject to any legal proceedings during the period from September 18, 2014 (Inception) to November 30, 2014 and no legal proceedings are currently pending or threatened to the best of our knowledge.

Note 8: Subsequent Events

The Company has evaluated subsequent events from November 30, 2014 through the date the financial statements were available to be issued, December 18, 2014, and has determined that there have been no subsequent events after November 30, 2014 for which disclosure is required.

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TODEX CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE PERIOD ENDED FEBRUARY 28, 2015

AND

THE PERIOD FROM SEPTEMBER 18, 2014 (INCEPTION) TO FEBRUARY 28, 2015

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TABLE OF CONTENTS

FEBRUARY 28, 2015

Condensed Balance Sheets as of February 28, 2015 (Unaudited) and November 30, 2014	F-11

Condensed Statements of Operations for the three month period ended February 28, 2015 and for the period from September 18, 2014 (Date of Inception) to February 28, 2015 (Unaudited)	F-12

Condensed Statements of Changes in Stockholder’s Equity (Deficit) for the period from September 18, 2014 (Date of Inception) to February, 2015 (Unaudited)	F-13

Condensed Statements of Cash Flows for the three month period ended February 28, 2015 and for the period from September 18, 2014 (Date of Inception) to February 28, 2015(Unaudited)	F-14

Notes to the Condensed Unaudited Financial Statements	F-15 – F16

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS
	FEBRUARY 28, 2015 (unaudited)	NOVEMBER 30, 2014
ASSETS
CURRENT ASSETS
Cash	$ 5,040	$ 6,100
Deposit	330	330
Total Current Assets	5,370	$6,430

TOTAL ASSETS	$ 5,370	$ 6,430

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities
Loan payable – related party	$ 3,686	$ 986
Deferred revenue	2,000	-
Total Current Liabilities	5,686	986

TOTAL LIABILITIES	5,686	986

Commitments and Contingencies

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, authorized 75,000,000; $0.001 par value;
6,000,000 shares issued and outstanding at February 28, 2015 (unaudited) and November 30, 2014	6,000	6,000
Additional paid in capital	-	-
Deficit accumulated during the development stage	(6,316)	(556)
Total Stockholder’s Equity (Deficit)	(316)	5,444

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$ 5,370	$ 6,430

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended February 28, 2015	From Inception (September 18, 2014) through February 28, 2015

REVENUES	$ -	$ -

Operating Expenses:
General and administrative expenses	5,760	6,316
Total Operating Expenses	(5,760)	(6,316)

Income Before Income Tax	(5,760)	(6,316)

Provision for Income Tax	-

Net Income for Period	$ (5,760)	$ (6,316)

Net income (loss) per share:
Basic and Diluted	$ (0.00)*
Weighted average number of shares outstanding: Basic and Diluted	6,000,000

* denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these condensed unaudited financial statements.

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT) From Inception September 18, 2014 To February 28, 2014
	Common Shares		Additional Paid in Capital	Deficit Accumulated during the Development Stage	Total Shareholder’s Equity
	Number of Shares	Par Value ($0.001)
Balances, September 18, 2014 (Inception)	-	$ -	$ -	$ -	$ -
Common Shares issued for cash at $0.001 per share on November, 25, 2014	6,000,000	6,000	-	-	6,000

Net loss for the period	-	-	-	(556)	(556)
Balance, November 30, 2014	6,000,000	$ 6,000	$ -	$ (556)	$ 5,444
Net loss for the period				(5,760)	(5,760)
Balance, February 28, 2015	6,000,000	$ 6,000	$ -	$ (6,316)	$ (316)

The accompanying notes are an integral part of these audited financial statements.

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TODEX CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended February 28, 2015	From Inception (September 18, 2014) through February 28, 2015
Operating activities:
Net Loss	$ (5,760)	$ (6,316)
Adjustments to reconcile net loss to net cash used in operations	-
Changes in Operating Assets and Liabilities
Deposit		(330)
Deferred revenue	2,000	2,000
Net cash used in operating activities	(3,760)	(4,646)

Investing activities:	-
Net cash provided by (used in) investing activities	-

Financing activities:
Proceeds from sale of shares of common stock	-	6,000
Loan from related party	2,700	3,686
Net cash provided by financing activities	2,700	9,686

Net increase in cash	(1,760)	5,040

Cash, beginning of period	$ 6,100	$ -

Cash, end of period	$ 5,040	$ 5,040

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes	$ -	$ -

The accompanying notes are an integral part of these audited financial statements.

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TODEX CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2015 AND THE PERIOD FROM SEPTEMBER 18, 2014 (INCEPTION) TO FEBRUARY 28, 2015

Note 1: Organization and Basis of Presentation

TODEX CORP. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 18, 2014 (“Inception”). Todex Corp. is a software development company which plans to work in the B2B market by developing accounting software for business management and operations. We are going to develop the software for car dealers around the world.  We intend to develop software for both PCs and mobile platforms.

Note 2: Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America (“GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred a loss since Inception (September 18, 2014) resulting in an accumulated deficit of $6,316 as of February 28, 2015 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Note 3: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is November 30.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Note 3: Summary of Significant Accounting Policies (Cont.)

Development Stage Entity

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification and among the additional disclosures required as a development stage company are that its financial statements were identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclosed activity since the date of its Inception (September 18, 2014) as a development stage company Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (September 18, 2014) have been considered as part of the Company’s development stage activities.  Effective June 10, 2014 FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014 with the option for entities to early adopt these new provisions. The Company has not elected to early adopt these provisions and consequently these additional disclosures are included in these financial statements.

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Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.   Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

FASB ASC 820-10 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This ASC also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2

Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable data by correlation or other means.

Level 3

Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of cash, deposits, loan from related partyand deferred revenue approximates their fair value due to their short-term maturity.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company accounts for taxes in accordance with ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

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Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

No revenue was earned during the period from September 18, 2014 (Inception) to February 28, 2015

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from September 18, 2014 (Inception) to February 28, 2015.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718.  ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition provisions ASC Topic 505-50.  The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option-pricing model. No stock based compensation was issued or outstanding during the period from September 18, 2014 (Inception) to February 28, 2015.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as Capital investments.  Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. Our comprehensive loss was identical to our net loss for the period from September 18, 2014 (Inception) to February 28, 2015.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company had no potentially dilutive debt or equity instruments issued and outstanding during the period from September 18, 2014 (Inception) to February 28, 2015, and therefore, basic and diluted earnings (loss) per share are equal.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company other than those relating to Development Stage Entities as discussed above.

Note 4: Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

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On November 25, 2014 the Company issued 6,000,000 shares at $0.001 per share to our Director and President for total proceeds of $6,000.

As of February 28, 2015, the Company had 6,000,000 shares issued and outstanding.

Note 6: Related Party Transactions

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

On September 18, 2014, the Director and President of the Company, made the initial deposit to the Company bank account in the amount $986 which is being carried as a loan payable. On December 1, 2014, the Director and President of the Company made the deposit to the Company bank account in the amount $2,700 which is being carried as a loan payable. As at February 28, 2015 the total balance payable the Director and President was $3,686.  These loans are non-interest bearing, unsecured and due upon demand.

Note 7: Commitments and Contingencies

Contractual

The Company has leased office space in Las Vegas Nevada for use as its Corporate Headquarters. The term of the lease is month to month, so there is no related material commitment or contingency related to this agreement.

Litigation

We were not subject to any legal proceedings during the period from September 18, 2014 (Inception) to February 28, 2015 and no legal proceedings are currently pending or threatened to the best of our knowledge.

Note 8: Subsequent Events

The Company has evaluated subsequent events from February 28, 2015 through the date the financial statements were available to be issued, March 20, 2015, and has determined that there have been no subsequent events after February 28, 2015 for which disclosure is required.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

TODEX CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.82
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$1000.00
TOTAL	$8,006.82

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Todex Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Todex Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Vladislav Ermolovich 1810 E Sahara Ave, Office 219, Las Vegas, NV 89104	November 25, 2014	6,000,000	$6,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Scott D. Olson, Esq.*
10.1	Software Development Agreement, dated February 12, 2015 *
10.2	Leasing Agreement
23.1	Consent of Cutler & Co., LLC
23.2	Consent of Scott D. Olson, Esq. (contained in exhibit 5.1)*
99.1	Form of Subscription Agreement

*Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, United States of America, on March 20 , 2015.

TODEX CORP.

By:	/s/	Vladislav Ermolovich
	Name:	Vladislav Ermolovich
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Vladislav Ermolovich
Vladislav Ermolovich	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 20 , 2015

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of Scott D. Olson, Esq.*
10.1	Software Development Agreement, dated February 12, 2015 *
10.2	Leasing Agreement
23.1	Consent of Cutler & Co., LLC
23.2	Consent of Scott D. Olson, Esq. (contained in exhibit 5.1)*
99.1	Form of Subscription Agreement

*Previously filed

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